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                                                                     EXHIBIT 4.2

                               UGI UTILITIES, INC.
                                MEDIUM-TERM NOTES
                              OFFICERS' CERTIFICATE

             PURSUANT TO SECTIONS 2.1, 2.3 AND 10.5 OF THE INDENTURE

         Pursuant to resolutions of the Board of Directors of UGI Utilities, Inc. (the "Company") adopted April 30, 2002 (certified copies of which are attached to this Certificate as Exhibit A), and in accordance with Sections 2.1 and 2.3 of the Indenture, dated as of August 1, 1993 (the "Indenture"), between the Company and Wachovia Bank, National Association (formerly First Union Bank, and, prior to that, First Fidelity Bank, National Association), as Trustee, the undersigned, as Assistant Treasurer and Assistant Secretary of the Company, hereby certify that a series of securities entitled "Series C Medium-Term Notes" (the "Notes") has been authorized to be issued from time to time after the date hereof under the Indenture and there is hereby established under the Indenture a series as designated, limited initially to an aggregate principal amount to $125,000,000 (or, if any Notes are issued at a discount from the principal amount payable at maturity, such principal amount as shall result in an aggregate initial offering price of $125,000,000), with the terms and in substantially the forms set forth in Exhibits B-1 and B-2 hereto, for Fixed Rate and Floating Rate Notes, respectively, with the specific interest rates, interest rate formulas, maturities and other terms to be set forth in related Pricing Supplements to the Prospectus Supplement dated May 15, 2002 (the "Prospectus Supplement") to the Prospectus dated November 6, 2001, in accordance with the Administrative Procedures set forth in Exhibit C to the Distribution Agreement dated May 15, 2002 among the Company and Credit Suisse First Boston, Janney Montgomery Scott LLC and First Union Securities, Inc. (copies of the Prospectus Supplement and Exhibit C to the Distribution Agreement are attached to this Certificate as Exhibits C and D, respectively).

         Each of the undersigned (i) has read and is familiar with the covenants and conditions in the Indenture pertaining to the establishment of a series of securities to be issued under the Indenture, (ii) has, among other things, discussed said covenants and conditions with counsel for the Company, (iii) has made such examination as, in his opinion, is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with in connection with the establishment of a series of securities under the Indenture, and (iv) in his opinion, such covenants and conditions have been complied with.

Dated:  May 15, 2002


                                           ________________________________
                                           Robert W. Krick
                                           Assistant Treasurer


                                           ________________________________
                                           Margaret M. Calabrese
                                           Assistant Secretary

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                                                                       EXHIBIT A

                               UGI UTILITIES, INC.

                        ASSISTANT SECRETARY'S CERTIFICATE

The undersigned certifies that:

1. She is the Assistant Secretary of UGI Utilities, Inc., a Pennsylvania corporation (the "Company").

2. Attached as Appendix A is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company at a meeting called, convened and held on April 30, 2002, at which a quorum was present and acting throughout.

3. These resolutions have not been amended, modified or rescinded and remain in full force and effect on the date of this certificate.

Dated: May 15, 2002


[Corporate Seal]                                 _______________________________
                                                 Margaret M. Calabrese
                                                 Assistant Secretary

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                         RESOLVED, that establishment by the Company
               of a new series of securities entitled "Series C Medium-Term Notes" (the "Notes"), unlimited in aggregate principal amount but initially in an aggregate principal amount of up to $125,000,000 (or, if any Notes are issued at a discount from the principal amount payable at maturity, such principal amount as shall result in an aggregate initial offering price of $125,000,000), and with maturities of nine months or more from the date of issuance, for issuance from time to time pursuant to the Indenture dated as of August 1, 1993, between the Company and Wachovia Bank, National Association, (formerly, First Fidelity Bank), as Trustee (the "Indenture"); is approved.

                         RESOLVED, the form of Prospectus Supplement
               presented to this Board (draft dated March 27, 2002) relating to the Notes is approved, with such changes and additions as any officer of the Company and counsel may approve.

                         RESOLVED, Wachovia Bank, National
               Association, which is the Trustee under the Indenture or such other qualified financial institution as may be selected by the Treasurer of the Company is appointed to act as Paying Agent and Registrar for the Notes under the Indenture.

                         RESOLVED, the Chairman of the Board of
               Directors, the President or any Vice President and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary (all of whom may sign by facsimile signature) are each authorized to execute on behalf of the Company and under its corporate seal (which may be in facsimile) up to $125,000,000 principal amount of Notes in the form as may be approved by the officers executing the Notes, and the Trustee is hereby authorized and directed to authenticate and deliver the Notes as provided in the Indenture.

                         RESOLVED, the Notes are to be issued in the
               form of one or more Global Securities.

                         RESOLVED, it is desirable that the Notes be
               qualified or registered for sale in various states and foreign jurisdictions; and the President or any Vice President, and the Secretary, Assistant Secretary, Treasurer or any Assistant Treasurer of the Company are to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Notes as such officers may deem advisable; and such officers are hereby authorized on behalf of the Company in its name to take any and all action as may be necessary or desirable to effect the registration or

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               qualification (or exemption therefrom) of all or any
               part of the Notes for issue, offer, sale or trade under the Blue Sky or securities or other applicable laws of the states of the United States of America or other jurisdictions, and in connection therewith to execute, acknowledge, verify, deliver, file, or cause to be published any applications, reports, surety bonds, consents of service of process, appointments of attorneys to receive service of process, issuer's covenants, resolutions and other papers, documents and instruments as may be required under such laws and to take any and all further action as may be necessary or desirable to maintain any such registration, qualification or exemption for as long as may be necessary or desirable or as may be required by law.

                         RESOLVED, in connection with the immediately
               preceding resolution, any and all resolutions appointing or authorizing any officers or agencies of any jurisdiction of the United States and of such other jurisdictions as such officers and counsel for the Company may deem advisable, as agents for the service of process upon the Company which may be required by the securities laws of such jurisdiction in order to permit the Notes to be offered or sold therein, for the purpose of offering or selling the Notes therein, are hereby adopted in the form prescribed, as fully as if set out verbatim herein, and any officer of this Company is authorized to certify that any such resolution has been adopted at this meeting, and the Secretary or the Assistant Secretary of the Company shall cause a copy of such resolutions so certified, upon the authority of this resolution, to be filed in the minute books of this Board.

                         RESOLVED, the engagement of Credit Suisse
               First Boston Corporation, Janney Montgomery Scott LLC, and First Union securities, Inc. as agents for the solicitation of offers for the Notes, is approved, ratified and confirmed.

                         RESOLVED, the form of Distribution Agreement
               between the Company and Credit Suisse First Boston Corporation, Janney Montgomery Scott LLC, and First Union Securities, Inc. (the "Agents") (the "Distribution Agreement") submitted to this Board (draft dated March 20, 2002) is approved, and the President or any Vice President or the Treasurer of the Company is authorized to execute and deliver, in the name and on behalf of the Company, the Distribution Agreement, with any changes and additions as the officer of the Company executing the Distribution Agreement and counsel for the Company may approve.

                         RESOLVED, in connection with the offering of
               the Notes, notwithstanding the limitations placed on the authority of the Executive Committee by its Charter adopted by this Board on

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               February 27, 2001 (which withholds from the Executive
               Committee of this Board the authority to increase the long-term indebtedness of the Company), this Board hereby authorizes a majority of the members of the Executive Committee of this Board acting with or without a meeting, or, subject to the limitations on aggregate principal amount set forth below, the Chairman of the Board or the President and the Treasurer or the Assistant Treasurer of the Company, acting together (the "Authorized Officers"), to establish the terms and conditions of the Notes to be issued from time to time, including without limitation,
               (i) the precise principal amount of the Notes to be sold (subject initially to a maximum aggregate principal amount of $125,000,000 or, if any Notes are issued at a discount from the principal amount payable at maturity, such principal amount as shall result in an aggregate initial offering price of $125,000,000),
               (ii) the offering price of the Notes to purchasers,
               (iii) the amount of the commissions to the Agents, (iv) the sale price of the Notes to the Agents, (v) the interest rate or interest rate formula (including applicable base rate), or mechanism to determine interest or principal payments by reference to indices, applicable to the Notes, (vi) the interest payment dates and exact maturity date of the Notes, (vii) the redemption and repayment provisions and prices, if any, and (viii) if other than the principal amount thereof, the portion of the principal amount of any Note which shall be payable upon declaration of acceleration of maturity or provable in bankruptcy.

                         RESOLVED, in connection with the offering of
               the Notes, this Board hereby authorizes the Authorized Officers to establish the terms and conditions for (i) Notes issued in an amount of principal and premium, if any, payable on the Company's long-term debt within six months following the issue date of the Notes, and (ii) up to $30,000,000 principal amount of Notes in any fiscal quarter of the Company.

                         RESOLVED, all actions previously taken by any
               officer or other representative of the Company consistent with the purposes and intent of the foregoing resolutions are approved, ratified and confirmed.

                         RESOLVED, any officer of the Company is
               authorized to execute such other agreements, certificates, consents, corporate papers and other documents, borrow such funds, make such payments and take all other action that such officer and counsel for the Company may deem necessary or desirable to carry out the intent and purposes of the foregoing resolutions.

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                               UGI UTILITIES, INC.
                                MEDIUM-TERM NOTES
                              OFFICERS' CERTIFICATE

             PURSUANT TO SECTIONS 2.1, 2.3 AND 10.5 OF THE INDENTURE


         Exhibit B-1 to Exhibit 4.2 is incorporated by reference to Exhibit 4.1 to UGI Utilities, Inc. Current Report on Form 8-K filed on May 21, 2002.

         Exhibit B-2 to Exhibit 4.2 is incorporated by reference to Exhibit 4.1 to UGI Utilities, Inc. Current Report on Form 8-K filed on May 21, 2002.

         Exhibit C to Exhibit 4.2 is incorporated by reference to UGI Utilities, Inc. Prospectus Supplement filed on May 15, 2002 pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended.

         Exhibit D to Exhibit 4.2 is incorporated by reference to Exhibit C to
Exhibit 1.1 to UGI Utilities, Inc. Current Report on Form 8-K filed on May 21, 2002.